                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.
)

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /x/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as
permitted by Rule
         14a-6(e)(2))
    /x/ Definitive Proxy Statement
    /x/ Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section240.14a-11(c) or Section
         240.14a-12
     Pope and Talbot, Inc.
-----------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -----------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

      -----------------------------------------------------------------
     5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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
                              POPE & TALBOT, INC.
                             1500 S.W. FIRST AVENUE
                             PORTLAND, OREGON 97201

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 30, 1996

    The Annual Meeting of Shareholders of Pope & Talbot, Inc. (the "Company"), a Delaware corporation, will be held at the Riverplace Alexis Hotel, 1510 Southwest Harbor Way, Portland, Oregon on Tuesday, April 30, 1996, at 2:00 p.m., for the following purposes:

    1. To elect three persons to the Board of Directors of the Company to serve for a term of three years;

    2. To approve the 1996 Non-Employee Director Stock Option Plan to permit annual stock option grants to non-employee Board members from the existing authorized share reserve under the Company's Stock Option and Appreciation Plan.

    3. To ratify the selection of independent public accountants for the year 1996; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 4, 1996, are entitled to receive notice of and to vote at the Annual Meeting.

    It is important that your shares be represented and voted at the Annual Meeting. Whether or not you currently intend to be present personally at the Annual Meeting, you are urged to complete, date, sign and return the accompanying proxy in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. You may still vote in person if you do attend the Annual Meeting.

                                          By order of the Board of Directors

                                          C. Lamadrid
                                          SENIOR VICE PRESIDENT, SECRETARY
                                          AND CHIEF FINANCIAL OFFICER

Portland, Oregon
March 8, 1996

                                PROXY STATEMENT
                                    GENERAL

    The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting to be held April 30, 1996 and at any adjournment thereof. You may revoke it at any time prior to its use by a written communication to C. Lamadrid, Secretary of the Company, or by a duly executed proxy bearing a later date. Shareholders attending the Annual Meeting may vote their shares in person even though they have already given a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment thereof.

    Only shareholders of record at the close of business on March 4, 1996 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding 13,363,779 shares of common stock entitled to vote. Each share is entitled to one vote except that the election of directors will be conducted pursuant to cumulative voting. Under cumulative voting, each share of common stock is entitled to one vote multiplied by the number of directors to be elected, and that number of votes may be cast for one director or may be distributed among any number of directors as designated by the shareholder or his or her proxy. The Company intends to mail this proxy statement and proxy card, together with the 1995 Annual Report, to its shareholders on March 8, 1996.

    Shares of common stock represented by proxies in the accompanying form which are properly executed and returned to the Company will be voted at the Annual Meeting of Shareholders in accordance with the shareholders' instructions contained in such proxies. Where no such instructions are given, the shares will be voted for the election of directors as described herein, for the approval of the Non-Employee Director Stock Option Plan, for ratification of Arthur Andersen LLP as the Company's independent public accountants for 1996 and at the discretion of the proxy holders on such other matters as may come before the Annual Meeting.

    A majority of the shares of the Company's common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. In all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be required. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. Abstentions, which may be specified on all proposals other than the election of directors, are counted in tabulations of the votes cast on proposals presented to shareholders; whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors presently consists of nine directors divided into three classes serving staggered three-year terms. Three directors are to be elected at the Annual Meeting, each to hold office until the 1999 Annual Meeting of Shareholders and until a successor has been elected and qualified. All nominees are presently directors. Six directors will continue to serve in accordance with their prior elections. Unless otherwise instructed, the proxy holders named on the enclosed proxy card intend to utilize the cumulative voting right described above to distribute the votes represented by proxies in such proportion as they shall determine between the three nominees or their substitutes so as to elect the maximum number of such persons. The Board of Directors expects that all of these nominees will be available for election, but in the event that any of these nominees is not so available at the time of the Annual Meeting, proxies received will be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors unanimously recommends a vote for election of all of the above-mentioned nominees as Directors.

CERTAIN INFORMATION REGARDING DIRECTORS AND OFFICERS

    The names of the nominees and the directors continuing in office, their ages, the year each first became a director, their principal occupations during at least the last five years and other directorships held by each are set forth below:

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

FOR A THREE-YEAR TERM EXPIRING IN 1999

    WARREN E. MCCAIN, age 70, has been a director of the Company since 1989. Mr. McCain is also a member of the Board's Human Resources Committee. Since 1991, Mr. McCain has been Chairman of the Executive Committee of Albertson's, Inc., a grocery store chain, and from 1976 to 1991 was Chairman of the Board and Chief Executive Officer of Albertson's. Mr. McCain is also a director of Albertson's, Inc., Portland General Corporation and West One Bancorp.

    ROBERT STEVENS MILLER, JR., age 54, has been a director of the Company since 1993. Mr. Miller is also a member of the Board's Audit and Human Resources Committees. Mr. Miller has been the Chairman of the Board of Morrison Knudsen Corporation, a construction company, since April 1995. From February 1993 to April 1995, Mr. Miller was retired. From 1992 to February 1993, he was a senior partner with the investment banking firm of James D. Wolfensohn, Inc. Prior to that time, he was with Chrysler Corporation, an automobile manufacturer, as the Vice Chairman of the Board from 1990 to 1992 and as the Chief Financial Officer from 1981 to 1990. Mr. Miller is also a director of Coleman Company, Federal-Mogul Corporation, Fluke Corporation, Morrison Knudsen and Symantec, Inc.

    HUGO G. L. POWELL, age 51, has been a director of the Company since 1985. Mr. Powell is also a member of the Board's Audit Committee. Since May 1994, Mr. Powell has been Chief Operating Officer -- Americas of Labatt Brewing Company, Ltd., beverage manufacturers and distributors. Prior to that time, he was President of Labatt Breweries of Canada from 1992 to May 1994 and President of Labatt's Ontario Breweries from 1990 to 1992.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

TERM EXPIRING IN 1997

    GORDON P. ANDREWS, age 39, has been a director of the Company since 1994. Mr. Andrews is also a member of the Board's Audit Committee. Since 1982, Mr. Andrews has been associated with Andrews Associates, Inc., a management consulting firm, as a director and in various management positions. He has been the President of Andrews Associates, Inc. since 1993. Mr. Andrews was Vice President of Institutional Sales for Shearson Lehman Brothers from 1990 to 1992.

    PETER T. POPE, age 61, has been a director of the Company since 1962. Since 1971, Mr. Pope has been Chairman of the Board and Chief Executive Officer of the Company. From 1990 to September 1995, he was also President of the Company. Mr. Pope is also a director of the Newhall Land and Farming Company and Pope MGP, Inc. and Pope EGP, Inc., General Partners of Pope Resources.

    BROOKS WALKER, JR., age 67, has been a director of the Company since 1981. Mr. Walker is also a member of the Board's Audit and Human Resources Committees. Since 1988, Mr. Walker has been General Partner of Walker Investors, a venture capital investment partnership. Mr. Walker is also a director of AT&T Capital Corporation, The Gap, Inc. and Greylock Management Corporation.

TERM EXPIRING IN 1998

    HAMILTON W. BUDGE, age 67, has been a director of the Company since 1967. Mr. Budge is also a member of the Board's Human Resources Committee. Prior to his retirement in 1990, Mr. Budge was a partner in the law firm of Brobeck, Phleger and Harrison LLP and has been of counsel to that firm since his retirement. Brobeck, Phleger and Harrison LLP is outside general counsel to the Company. Mr. Budge is also a director of TCI International, Inc.

    CHARLES CROCKER, age 57, has been a director of the Company since 1986. Mr. Crocker is also a member of the Board's Audit Committee. Since 1974, Mr. Crocker has been Chairman of the Board of BEI Electronics, a diversified technology firm specializing in military and medical applications. He has been President of Crocker Capital, a private venture capital firm, since 1985 and was General Partner of Crocker Associates, a private venture investment partnership, from 1970 to 1991. Mr. Crocker is also a director of BEI Electronics, Inc., Fiduciary Trust Company International, KeraVision, Inc. and Superconductor Technologies, Inc.

    MICHAEL FLANNERY, age 51, has been a director of the Company since September 1995, when he was also elected President of the Company. From August 1987 to September, 1995, he was Group Vice President -- Wood Products for the Company.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information, as of January 30, 1996, regarding the number of shares of the common stock of the Company beneficially owned by each director, by each of the executive officers named in the Summary Compensation Table below, and by all directors and executive officers as a group.

                                          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                          -----------------------------------------
                                                           OPTIONS
                                                         EXERCISABLE
                                                            WITHIN                    PERCENT OF
                                          CURRENTLY       60 DAYS OF                 OUTSTANDING
NAME OF INDIVIDUAL OR IDENTITY OF GROUP   OWNED (1)    JANUARY 30, 1996     TOTAL    COMMON STOCK
----------------------------------------  ----------   ----------------   ---------  ------------
Gordon P. Andrews.......................  226,861(3)        --              226,861       1.7%
Hamilton W. Budge.......................   20,000(4)        --               20,000          (2)
Charles Crocker.........................    1,000           --                1,000          (2)
Michael Flannery........................   16,235(4)         38,480          54,715          (2)
William G. Frohnmayer...................    5,456            33,280          38,736          (2)
Carlos M. Lamadrid......................   12,837(4)         33,480          46,317          (2)
Warren E. McCain........................    1,000           --                1,000          (2)
Robert Stevens Miller, Jr...............    1,000(4)        --                1,000          (2)
Peter T. Pope...........................  412,759(5)        193,682         606,441       4.5%
Hugo G. L. Powell.......................    --              --               --              (2)
Robert L. Vanderselt (6)................    3,000            27,790          30,790          (2)
Brooks Walker, Jr.......................    1,600           --                1,600          (2)
All directors and executive officers as
 a group
 (12 persons including persons listed
 above).................................  701,748           326,712       1,028,460       7.7%

------------------------
(1) Except as otherwise noted, the directors and named executive officers and all directors and officers as a group have sole voting and investment power with respect to the shares listed.

(2) Less than one percent of the outstanding common stock.

(3) Includes 47,385 shares for which he is co-trustee for his children and his sister's children, and 2,600 shares for which his wife is trustee for his children. Mr. Andrews is Emily T. Andrews' son. See Beneficial Ownership of over 5% of Pope & Talbot Common Stock below.

(4) Investment and voting power shared with his wife.

(5) Includes 40,000 shares for which he shares investment and voting power and 30,265 shares owned by his wife, as to which he disclaims beneficial ownership.

(6) Mr. Vanderselt is no longer employed by the Company.

INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors has as its two standing committees the Audit Committee and the Human Resources Committee. These committees are composed entirely of non-employee directors. The Board does not have a nominating committee, but the Board as a whole considers and makes nominations for directors.

    The Audit Committee is currently comprised of Brooks Walker, Jr., Chairman, Gordon P. Andrews, Charles Crocker, Robert Stevens Miller, Jr. and Hugo G. L. Powell. The Audit Committee monitors, on a periodic basis, the performance of the independent public accountants and recommends their engagement or dismissal to the Board of Directors. It also reviews with the independent public accountants the scope and results of their audits and their independence with respect thereto and the adequacy of the Company's accounting and financial controls.

    The Human Resources Committee is currently comprised of Hamilton W. Budge, Chairman, Warren E. McCain, Robert Stevens Miller, Jr. and Brooks Walker, Jr. The Human Resources Committee generally performs the functions of a compensation committee and recommends salary, incentive compensation and bonus arrangements for the Company's senior management. Its recommendations are acted upon by the Board of Directors. The Human Resources Committee also has sole authority to administer the Company's stock option and stock bonus plans and make grants or awards thereunder.

    The Board of Directors held seven meetings during 1995. The Audit Committee held three meetings, and the Human Resources Committee held one meeting. Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which he served.

    Each director of the Company, except Messrs. Flannery and Pope, is paid $18,000 per year. In addition, each director, except Messrs. Flannery and Pope, is paid $1,000 for every Board meeting attended plus $700 for each meeting of a standing committee of the Board attended if that meeting is held on the same day as a Board meeting and $1,000 otherwise.

BENEFICIAL OWNERSHIP OF OVER 5% OF POPE & TALBOT COMMON STOCK

    The following table lists beneficial owners of more than 5% of Pope & Talbot, Inc. common stock as of December 31, 1995.

                                                         VOTING POWER          INVESTMENT POWER
                                                    ----------------------  ----------------------             PERCENT OF
                                                      SOLE       SHARED       SOLE       SHARED       TOTAL       CLASS
                                                    ---------  -----------  ---------  -----------  ---------  -----------
Emily T. Andrews .................................    832,315      --         832,315      --         832,315         6.2%
 600 Montgomery Street
 San Francisco, CA 94111
Stanford C. Bernstein & Co., Inc. ................    536,500       9,400     683,069      --         683,069         5.1%
 One State Street Plaza
 New York, NY 10004

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the Company's other executive officers whose compensation for the 1995 fiscal year was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1995, December 31, 1994 and December 31, 1993, respectively. Mr. Robert L. Vanderselt is also included in such table on the basis of the salary and bonus he earned for the 1995 fiscal year although he terminated employment with the Company prior to the end of such fiscal year. The individuals named in such table will be subsequently referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                      ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                                            ---------------------------------------  ----------------------------
                                                                                        OTHER                        ALL OTHER
                                                             SALARY      BONUS         ANNUAL         OPTIONS/     COMPENSATION
NAME AND PRINCIPAL POSITION                        YEAR      ($)(1)     ($)(1)    COMPENSATION ($)    SAR'S (#)       ($)(2)
-----------------------------------------------  ---------  ---------  ---------  -----------------  -----------  ---------------
Peter T. Pope..................................       1995    420,434     --             --              43,700          4,500
 Chairman of the Board                                1994    407,872    141,047         --              24,000          4,500
 and Chief Executive Officer                          1993    394,078    201,336         --              60,000          4,497
Michael Flannery...............................       1995    223,262     --             --              24,600          4,500
 President (3)                                        1994    196,060     93,027         --               5,500          4,500
                                                      1993    189,426    102,572         --              20,000          4,497
Carlos M. Lamadrid.............................       1995    197,756     --             --              12,300          4,500
 Senior Vice President, Secretary                     1994    191,848     68,442         --               5,500          4,500
 and Chief Financial Officer                          1993    185,356     77,816         --              20,000          4,497
William G. Frohnmayer..........................       1995    183,484     --             --              12,300          4,500
 Vice President -- Division Manager                   1994    177,994     32,902         --               5,500          4,500
 Fiber Division                                       1993    171,968     41,755         --              20,000          4,497
Robert L. Vanderselt (4).......................       1995    170,312     --             --              12,300          4,500
 Vice President -- Division Manager                   1994    198,458     34,889         --               6,600          4,491
 Consumer Products Division                           1993    191,740     39,614         53,022(5)       22,000          4,497

------------------------
(1) Includes salary and bonus deferred under the Company's Tax Deferred Savings Plan.

(2) Consists of contributions made by the Company to the Tax Deferred Savings Plan on behalf of each named executive officer.

(3) Until September 1995, Mr. Flannery was Group Vice President, Wood Products Division.

(4) Mr. Vanderselt terminated employment with the Company on October 26, 1995.

(5) Consists of relocation costs reimbursed to Mr. Vanderselt in connection with his relocation to Portland, Oregon.

STOCK OPTION AND STOCK APPRECIATION RIGHTS

    The following table contains information concerning the grant of stock options and stock appreciation rights (SARs) made under the Company's Stock Option and Appreciation Plan for the 1995 fiscal year to the named executive officers:

                           OPTION/SAR GRANTS IN 1995

                                                      INDIVIDUAL GRANTS
                                 -----------------------------------------------------------   POTENTIAL REALIZABLE
                                   NUMBER OF                                                     VALUE AT ASSUMED
                                  SECURITIES      % OF TOTAL                                  ANNUAL RATES OF STOCK
                                  UNDERLYING     OPTIONS/SARS                                 PRICE APPRECIATION FOR
                                 OPTIONS/SARS     GRANTED TO     EXERCISE OR                     OPTION TERM (1)
                                    GRANTED      EMPLOYEES IN     BASE PRICE    EXPIRATION    ----------------------
                                    (2)(3)        FISCAL YEAR    ($/SHARE) (4)     DATE        5% ($)      10% ($)
                                 -------------  ---------------  ------------  -------------  ---------  -----------
Peter T. Pope..................       43,700            22.6          15.625       1/29/05      429,417    1,088,227
Michael Flannery...............       24,600            12.7          15.625       1/29/05      241,731      612,595
Carlos M. Lamadrid.............       12,300             6.4          15.625       1/29/05      120,866      306,297
William G. Frohnmayer..........       12,300             6.4          15.625       1/29/05      120,866      306,297
Robert L. Vanderselt...........       12,300             6.4          15.625      10/26/95(5)   120,866      306,297

------------------------
(1) The potential realizable value illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their maximum 10-year term, assuming the specified compounded rates of appreciation on the Company's common stock over the option term. However, there is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers. In addition, these assumed values do not take into account option provisions which trigger the termination of the option following cessation of employment, the nontransferability of the options and the vesting schedule in effect for each option which is contingent upon continuous service with the Company for periods of up to five years.

(2) The Stock Option Plan permits the granting of two types of stock appreciation rights: Tandem Stock Appreciation Rights and Independent Stock Appreciation Rights. Tandem Stock Appreciation Rights allow the holder to elect between the exercise of the underlying option for shares of common stock or the surrender of such option for an appreciation distribution from the Company, payable in cash or in shares of common stock. Independent Stock Appreciation Rights may be exercised for an appreciation distribution concurrently with (or within a period not to exceed 12 months following) the exercise of the underlying option for shares of common stock and do not require that option to be surrendered. None of the options granted in 1995 included stock appreciation rights.

(3) Options will become exercisable for the option shares in a series of 5 equal and successive annual installments, beginning January 29, 1996. Each option will become immediately exercisable for all of the option shares in the event the Company is acquired by merger or sale of substantially all of the Company's assets or outstanding common stock, unless the option is assumed or otherwise replaced by the acquiring entity. Upon the termination of the optionee's employment within 18 months after (i) an acquisition of the Company which does not otherwise result in the immediate acceleration of the option or (ii) any hostile change in control of the Company effected by tender offer for 25% or more of the outstanding common stock or proxy contest for Board membership, the option will become immediately exercisable for all of the option shares. Option acceleration will, however, in all instances be limited so as to avoid excess parachute payments under the federal tax laws. For further information concerning these option acceleration provisions, please see the section below entitled Employment Contracts and Change in Control Arrangements. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(4) The exercise price of each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of common stock) in satisfaction of such tax liability. The Plan Administrator also has the authority to reprice outstanding options through the cancellation of those options and the grant of replacement options with a exercise price equal to the lower fair market value of the option shares on the regrant date.

(5) Mr. Vanderselt's 1995 stock grant expired upon his termination on October 26, 1995.

                       OPTION/SAR EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers concerning exercise of options during the 1995 fiscal year and unexercised options held as of the end of that fiscal year. No SAR's were exercised during the 1995 fiscal year by the named executive officers, nor were any SAR's outstanding at the end of such fiscal year.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                VALUE REALIZED       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                  SHARES       (MARKET PRICE AT      OPTIONS AT FY-END (#)           AT FY-END ($) (1)
                                ACQUIRED ON      EXERCISE LESS     --------------------------  ------------------------------
NAME                           EXERCISE (#)   EXERCISE PRICE) ($)  EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-----------------------------  -------------  -------------------  -----------  -------------  -------------  ---------------
Peter T. Pope................       --                --              148,144        126,696        --              --
Michael Flannery.............       --                --               24,450         46,940        --              --
Carlos M. Lamadrid...........       --                --               28,940         27,610        --              --
William G. Frohnmayer........       --                --               22,810         33,540        --              --
Robert L. Vanderselt.........       --                --               27,790         37,160        --              --

------------------------
(1) Based upon the market price of $13.25 per share, which was the closing selling price of the Company's common stock on the last day of the 1995 fiscal year, less the exercise price payable per share.

PENSION PLANS

    The following table shows the estimated annual pension benefits payable in the aggregate to a covered participant as a single life annuity beginning at normal retirement age (age 65) under the Company's qualified defined benefit pension plan and the nonqualified supplemental pension plan which provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits. The estimated benefits are based upon the remuneration that is covered under the plans and years of service with the Company and its subsidiaries:

                               PENSION PLAN TABLE

   FINAL                             YEARS OF SERVICE
  AVERAGE     ---------------------------------------------------------------
   SALARY         15           20           25           30           35
------------  -----------  -----------  -----------  -----------  -----------
 $  100,000   $    25,871  $    34,494  $    43,118  $    45,618  $    48,118
    125,000        33,371       44,494       55,618       58,743       61,868
    150,000        40,871       54,494       68,118       71,868       75,618
    175,000        48,371       64,494       80,618       84,993       89,368
    200,000        55,871       74,494       93,118       98,118      103,118
    225,000        63,371       84,494      105,618      111,243      116,868
    250,000        70,871       94,494      118,118      124,368      130,618
    300,000        85,871      114,494      143,118      150,618      158,118
    350,000       100,871      134,494      168,118      176,868      185,618
    400,000       115,871      154,494      193,118      203,118      213,118
    450,000       130,871      174,494      218,118      229,368      240,618
    500,000       145,871      194,494      243,118      255,618      268,118

    A participant's compensation covered by the Company's pension plan is his or her average salary for the five consecutive calendar plan years within the last ten years of the participant's career for which such average is the highest or, in the case of a participant who has been employed for less than five full calendar years, the period of his or her employment with the Company. Covered compensation estimated for named executive officers as of the end of the last calendar year is: Mr. Pope, $422,484; Mr. Flannery, $250,008; Mr. Lamadrid, $198,720; Mr. Frohnmayer, $184,380. Mr. Vanderselt did not have any vested pension benefits at the date of his termination. The estimated years of service for each named executive officer is as follows: Mr. Pope, 30 years; Mr. Flannery, 9 years; Mr. Lamadrid, 22 years; Mr. Frohnmayer, 18 years; and Mr. Vanderselt, 4 years.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENT

    The Company does not have any employment agreements with any of the executive officers named in the Summary Compensation Table. However, the Company has entered into special severance agreements with each of the Named Executive Officers, except Mr. Vanderselt. Under these agreements, the executive officers will be entitled to certain benefits in the event their employment is involuntarily terminated (other than for cause) within 18 months following a change in control of the Company. Involuntary termination is defined in each severance agreement as the officer's involuntary discharge or dismissal (other than for cause) by the Company or his/her voluntary termination of employment following a material reduction in compensation or level of responsibilities.

    The benefits to be provided upon such officer's involuntary termination include (i) the acceleration of all unvested options and stock appreciation rights held by the officer under the Company's

Stock Option and Appreciation Plan and (ii) the vesting of all restricted shares of the Company's common stock held in escrow for the officer under the Company's Restricted Stock Bonus Plan. In addition, to the extent the spread on the accelerated options and stock appreciation rights which exists at the time of the officer's involuntary termination (i.e., the excess of the then current market price of the Company's common stock subject to such options and stock appreciation rights over the exercise price) and the then current market price of the shares which vest under the Restricted Stock Bonus Plan do not in the aggregate exceed two times the officer's base salary and bonuses for the fiscal year preceding the fiscal year of involuntary termination, the officer will receive a lump sum cash severance payment in an amount sufficient to bring the total benefit package up to the two times salary-and-bonus amount. However, the value of the total benefit package (option acceleration, share vesting and severance payment) is limited to 2.99 times the officer's average W-2 wages from the Company for the five calendar years immediately preceding the calendar year in which the change in control occurs. This limitation is designed to prevent the benefit package from becoming an excess parachute payment under the federal tax laws.

    Each severance agreement contains a detailed procedure for valuing the officer's total benefit package and determining whether or not the total value of the package exceeds the parachute payment limitation. In no event, however, will benefits be reduced if they are found to represent reasonable compensation for the officer's services with the Company prior to involuntary termination.

    For  purposes of each severance agreement, a change in control is defined as
(i) the successful acquisition of 25% or more of the Company's outstanding voting stock pursuant to a third-party tender or exchange offer which the Board of Directors does not recommend the Company's shareholders accept or (ii) a change in the composition of the Company's Board of Directors which occurs because the individuals nominated for election or re-election by majority vote of those members of the Board elected at the last shareholder meetings at which there were not contested elections for Board membership fail to be elected or re-elected by the shareholders by reason of one or more contested elections for Board membership.

    In the event benefits were to become due in the year ending December 31, 1996 under the severance agreements currently in effect for the executive officers listed in the Summary Compensation Table, the maximum amounts payable would be as follows: Mr. Pope, $1,538,474; Mr. Flannery, $850,744; Mr. Lamadrid, $843,428; Mr. Frohnmayer, $771,946; and Mr. Vanderselt, none.

                           HUMAN RESOURCES COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                         EXECUTIVE COMPENSATION REPORT

    The Human Resources Committee of the Board of Directors has furnished the following report on executive compensation.

    It is the duty of the Human Resources Committee to set the base salary of the Company's executive officers and to administer the Company's Stock Option and Appreciation Plan under which grants may be made to such officers and other key employees. In addition, the Human Resources Committee administers the Company's Executive Incentive Plan under which the Company's executive officers and other key employees may earn additional bonus amounts each year based upon individual performance and the Company's attainment of specified performance goals.

                          GENERAL COMPENSATION POLICY

    The fundamental policy of the Human Resources Committee in compensation matters is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance and their contribution to the financial success of the Company. It is an objective of this policy to have a substantial portion of each officer's total annual compensation contingent upon the achievement of such financial and performance goals. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which is designed primarily to be competitive with base salary levels in effect both at companies within the forest products industry which are of comparable size to the Company and at companies outside of such industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the Human Resources Committee, and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an employee's level of responsibility and accountability within the Company increases over time, a greater portion of his or her total compensation is intended to be dependent upon Company and personal performance and stock price appreciation rather than upon base salary.

    In order to facilitate the implementation of these policies, the Human Resources Committee has in the past employed, and expects to continue to employ, the services of a nationally recognized, independent compensation consulting firm.

    FACTORS. The principal factors considered by the Human Resources Committee in establishing the components of each executive officer's compensation package for the 1995 fiscal year are summarized below.

    * BASE SALARY. The base salary for each executive officer is determined on the basis of internal comparability considerations and the base salary levels in effect for comparable positions at the Company's principal competitors, both inside and outside the industry. Within the forest products industry the peer group consists of 29 companies of which 20 are included in the Value Line Paper and Forest Products Index which is included in the stock price performance graph on page 13. The base salary level for executive officers is generally at the median level determined for such individuals on the basis of the external salary data provided the Committee by the independent compensation consulting firm. Salaries are reviewed on an annual basis, and adjustments to each executive officer's base salary are based upon individual performance and salary increases paid by the Company's competitors.

    * ANNUAL INCENTIVE COMPENSATION. An annual bonus may be earned by each executive officer under the terms of the Executive Incentive Plan, provided the Company's earnings for the fiscal year exceed 4% of shareholder equity, as measured at the start of that year. For the 1995 fiscal year, bonuses under this program were based on the following factors: (i) the extent to which the company-wide performance objective was obtained, (ii) earnings achieved at the division level, for those executives who are division leaders rather than corporate officers, and (iii) personal performance. The target bonus for each executive officer was established by the Human Resources Committee at the start of the year, with the target bonus per executive officer set at 25% to 35% of base salary (in accordance with his position at the Company) and the maximum bonus limited to a range between 50% and 70% of base salary for the year. The Company did not meet the minimum corporate performance thresholds established for 1995 and therefore, no cash incentive bonus payments were made to any of the executive officers named in the Summary Compensation Table.

    * LONG-TERM INCENTIVE COMPENSATION. In January 1995, the Human Resources Committee approved the grants of stock options to each of the Company's executive officers under the Company's Stock Option and Appreciation Plan (see the table titled "Option Grants in Last Fiscal Year" on page 7). These grants are designed to align the interests of each executive officer with those of the Company's shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The option grant to each executive officer for the 1995 fiscal year was based on maintaining the total number of option grants made to each executive officer over the past five years to a competitive median level based upon recommendations submitted by the independent compensation consulting firm retained by the Company.

    Each option grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the date preceding the grant date) over a specified period of time (up to 10 years). The exercisability of these stock options generally vests in equal installments over a five-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company for one or more years during which the option vests, and then only if the market price of the underlying shares appreciates over the option term.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of their executive officers. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1996 will exceed the $1 million limit per covered officer. Under the phase-in period in effect for this limitation, any compensation deemed paid in fiscal 1996 upon the exercise of outstanding options under the Company's Stock Option and Appreciation Plan will qualify as performance based compensation that will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    In setting the compensation payable to the Company's Chief Executive Officer, Mr. Pope, the Human Resources Committee has sought to establish a competitive rate of base salary, while at the same time tying a significant percentage of his overall compensation package to individual and Company performance and stock price appreciation.

    Mr. Pope's base salary is established through an evaluation of salaries paid to similarly situated chief executive officers both at companies in the forest products industry which are of comparable size to the Company and at companies in other industries with which the Company competes for executive personnel. These same companies form the peer group for comparative compensation purposes for all other executive officers of the Company. In setting Mr. Pope's base salary, it is the intent of the Human Resources Committee to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the 1995 fiscal year, Mr. Pope's base salary was set at the median level in effect for chief executive officers at the surveyed companies. For the 1996 Fiscal year the Human Resources Committee has postponed making any increase to Mr. Pope's base salary until July 1, 1996, at which time the committee will conduct its annual review.

    The Company did not meet the minimum corporate performance thresholds established under the Executive Incentive Plan, therefore, no cash incentive payments were made to Mr. Pope for 1995 fiscal year.

    In February 1996, the Human Resources Committee granted Mr. Pope options to purchase 40,000 shares of the Company's common stock under the Stock Option and Appreciation Plan. The option was based upon an evaluation of competitive median grant levels prepared and reported to the Human Resources Committee by the independent compensation consulting firm retained by the Company.

    The option grants made to Mr. Pope place a significant portion of his total compensation for the year at risk, since the options will have no value unless there is appreciation in the value of the Company's common stock over the option term.

                           Human Resources Committee

Hamilton W. Budge   Robert Stevens Miller,
                    Jr.
Warren E. McCain    Brooks Walker, Jr.

                 COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Human Resources Committee serves as the Company's Compensation Committee, and its members are as named above. No member of the Human Resources Committee was at any time during the 1995 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Human Resources Committee.

    Mr. Budge is of counsel to the law firm of Brobeck, Phleger & Harrison LLP outside general counsel to the Company.

                            STOCK PERFORMANCE CHART

    The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock during the five fiscal-year period ended December 31, 1995, with the cumulative total return on the S&P 500 Index and the Value Line Paper and Forest Products Index for that same period. The comparison assumes $100 was invested on December 31, 1990 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             POPE & TALBOT INC     STANDARD & POORS 500   PAPER/FOREST PROD.
1990                          100                    100                 100
1991                        109.5                 130.55              132.23
1992                        119.3                 140.72              145.96
1993                       221.65                 154.91              166.07
1994                       126.85                 157.39              167.62
1995                       111.29                 216.42              184.47

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Executive Compensation Report and the preceding Stock Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or Graph be incorporated by reference into any future filings.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 1995 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners.

                                   PROPOSAL 2
            APPROVAL OF 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    The shareholders are being asked to vote on a proposal to approve the implementation of the 1996 Non-Employee Director Stock Option Plan (the "Director Plan") pursuant to which eligible non-employee members of the Company's Board of Directors will receive automatic option grants at designated intervals over their period of continued service on the Board. The Director Plan was adopted by the Board of Directors on February 2, 1996 and will become effective immediately upon approval of the Company's shareholders at the Annual Meeting, and the initial option grants under the Director Plan will be made at that time.

    The Director Plan is an equity incentive program designed to attract and retain highly-qualified individuals to serve as non-employee members of the Company's Board of Directors. The following is a summary of the principal features of the Director Plan. The summary, however, does not purport to be a complete description of all the provisions of the Director Plan. Any shareholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices.

ELIGIBILITY

    Eligibility for automatic option grants under the Director Plan is limited to (i) those individuals serving as non-employee Board members at the 1996 Annual Meeting and (ii) those individuals first elected or appointed as non-employee Board members after such Annual Meeting.

    As of January 31, 1996, there were seven (7) non-employee Board members eligible to participate in the Director Plan.

ISSUABLE SHARES

    Shares of the Company's common stock will be issuable under the Director Plan and will be drawn from either the Company's authorized but unissued shares of common stock or from reacquired shares of common stock, including shares repurchased by the Company on the open market. The total number of shares of common stock issuable in the aggregate under the Director Plan and the Company's Stock Option and Appreciation Plan (the "Option Plan") may not exceed the 1,700,000 shares which have been reserved for issuance over the term of the Option Plan, and as of January 31, 1996, only 1,177,919 shares of this reserve remained available for issuance in the aggregate under the two plans. Accordingly, the implementation of the new Director Plan will not effect any increase in the number of shares of common stock already reserved for issuance to officers, employees and non-employee Board members through the Option Plan and will not result in any additional dilution of shareholder interests.

    Should one or more outstanding options under the Director Plan or the Option Plan expire or terminate for any reason prior to exercise in full, then the shares of common stock subject to the portion of each option not so exercised will be available for subsequent option grant under either the Director Plan or the Option Plan.

    In the event any change is made to the common stock issuable under the Director Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable in the aggregate under the Director Plan and the Option Plan, (ii) the number and/or class of securities for which automatic option grants are to be subsequently made under the Director Plan to newly-elected or continuing non-employee Board members, and (iii) the number and/or class of securities and price per share in effect under each option outstanding under the Director Plan.

AUTOMATIC OPTION GRANTS

    Each individual who is serving as an eligible non-employee Board member on the date of the 1996 Annual Shareholders Meeting will automatically be granted on that date an option to purchase 2,000 shares of common stock, provided the Director Plan is approved by the shareholders at such Annual Meeting. Each individual who first becomes an eligible non-employee Board member after the date of the 1996 Annual Shareholders Meeting, whether through election by the Company's shareholders or appointment by the Board, will automatically receive, at the time of such initial election or appointment, a similar option grant to purchase 2,000 shares of common stock. In no event, however, will any non-employee Board member be eligible to receive such an initial 2,000-share option grant if that individual has previously been in the Company's employ.

    At each Annual Shareholders Meeting held after the 1996 Annual Meeting, each individual who will continue to serve as a non-employee Board member, whether or not that individual is actually standing for re-election to the Board at that particular Annual Meeting, will automatically be granted an option to purchase an additional 1,000 shares of common stock, provided such individual has served as a Board member for at least six (6) months.

    There will be no limit on the number of such 1,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members will be eligible to receive those annual option grants, even if they have previously been in the Company's employ.

PRICE AND EXERCISABILITY

    The exercise price per share of common stock subject to each automatic option grant will be equal to one hundred percent (100%) of the fair market value per share on the automatic grant date. For such purpose, the fair market value per share will be deemed equal to the closing selling price per share of the Company's common stock on the New York Stock Exchange on the date immediately prior to the date in question. On January 31, 1996, the fair market value per share determined on such basis was $15.375.

    The exercise price will be payable in cash or in shares of common stock. The exercise price may also be paid through a same-day sale program pursuant to which a designated brokerage firm will effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the purchased shares.

    Each automatic grant will be immediately exercisable for any or all of the option shares as fully vested shares.

LIMITED TRANSFERABILITY

    During the optionee's lifetime, each automatic option grant will generally be exercisable only by the optionee and will not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death or in connection with the optionee's divorce or other marital separation proceedings.

TERMINATION OF BOARD SERVICE

    Should the optionee cease to serve as a Board member for any reason while holding one or more automatic option grants under the Director Plan, then such individual will have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares at the time subject to that option.

    In no event will any automatic grant under the Director Plan remain exercisable after the expiration date of the ten (10)-year option term.

SHAREHOLDER RIGHTS

    The holder of an automatic option grant will have no shareholder rights with respect to any shares subject to such option until such individual exercises the option and pays the exercise price for the purchased shares.

CORPORATE TRANSACTIONS

    In   the  event  of   any  of  the   following  transactions  (a  "Corporate
Transaction"):

        a. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated,

        b. the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

        c. any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, each outstanding option will, immediately following the consummation of such Corporate Transaction, terminate and cease to be outstanding, except to the extent assumed by the successor entity.

    The automatic option grants outstanding under the Director Plan will in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

PLAN AMENDMENTS

    The Board has complete and exclusive power and authority to amend or modify the Director Plan in any or all respects whatsoever. However, the Director Plan, together with the option grants outstanding thereunder, may not in general be amended at intervals more frequently than once every six (6) months. In addition, the Board may not, without the approval of the Company's shareholders, amend the Director Plan to (i) materially increase the maximum number of shares issuable in the aggregate under the Director Plan and the Option Plan or the number of shares for which an option is to be granted to each newly-elected or continuing non-employee Board member, except for permissible adjustments in the event of certain changes in the Company's capital structure,
(ii) materially modify  the eligibility requirements  for plan participation  or
(iii) materially increase the benefits accruing to plan participants.

EFFECTIVE DATE AND TERM OF DIRECTOR PLAN

    The Director Plan will become effective immediately upon approval by the shareholders at the 1996 Annual Meeting, and the initial automatic option grants under the Director Plan will be made at that time. The Director Plan will terminate upon the EARLIER of (i) December 31, 2005 or (ii) the date on which all shares available for issuance in the aggregate under the Director Plan and the Option Plan have been issued pursuant to the exercise of outstanding options. If the date of plan termination is determined under clause (i) above, then all option grants outstanding on such date will thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those grants.

ACCOUNTING TREATMENT

    Under current accounting rules, option grants with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, outstanding options may have to be taken into account in the calculation of earnings per share on a fully-diluted basis. In addition, new FASB 123 will require footnote disclosure to the Company's financial statements indicating the impact which the options granted under the Director Plan would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense.

TAX CONSEQUENCES

    Options granted under the Director Plan will be nonstatutory options which do not satisfy the requirements of Section 422 of the Internal Revenue Code. No taxable income will be recognized by an optionee upon the grant of the nonstatutory option, but the optionee will recognize ordinary income in the year in which the option is exercised. The amount of such ordinary income will be equal to the excess of the fair market value of the purchased shares on the exercise date over the option exercise price paid for the shares.

    The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

SHAREHOLDER APPROVAL

    The affirmative vote of the majority of shares of the Company's common stock present or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2 is required for approval of the implementation of the Director Plan. If such shareholder approval is not obtained, then the Director Plan will not be implemented, and no automatic option grants to the non-employee Board members will be made thereunder.

    Because the Board believes that an equity incentive program is necessary to attract and retain the services of highly-qualified non-employee Board members, the Board recommends that the shareholders vote IN FAVOR of Proposal 2.

NEW PLAN BENEFITS

    If the Director Plan is approved by the shareholders at the 1996 Annual Meeting, then each of the following non-employee Board members will receive an automatic option grant at that time to purchase 2,000 shares of the Company's common stock: Messrs. Andrews, Budge, Crocker, McCain, Miller, Powell and Walker. Each such option will have an exercise price per share equal to the closing selling price per share of the Company's common stock on the New York Stock Exchange on the date immediately preceding the date of such Annual Meeting.

                                 PROPOSAL NO. 3
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon the recommendation of the Audit Committee of the Board, appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996, subject to ratification by the shareholders at the Annual Meeting. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires, and to respond to appropriate questions. The Board of Directors recommends that the shareholders approve this appointment. Although this appointment is not required to be submitted to a vote by the shareholders, the Company continues to believe it appropriate, as a matter of policy, to request the shareholders' ratification. If the shareholders do not ratify this appointment, the Board of Directors will reconsider such selection.

                             SHAREHOLDER PROPOSALS

    A shareholder who intends to present a proposal at the 1997 Annual Meeting of Shareholders must submit such proposal by November 9, 1996, for inclusion in the Company's 1997 proxy statement and form of proxy relating to such meeting. The proposal must be mailed to Mr. C. Lamadrid, Senior Vice President, Secretary and Chief Financial Officer, Pope & Talbot, Inc., 1500 S.W. First Avenue, Portland, Oregon 97201. Such proposals will be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                            SOLICITATION OF PROXIES

    The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies personally or by telephone. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

                                 OTHER MATTERS

    The Board of Directors does not know of any other business that may be presented for consideration at the meeting other than two shareholder proposals that have been omitted from this Proxy Statement because they do not comply with the rules of the Securities and Exchange Commission. The first proposal resolves that the shareholders recommend that the Company adopt a policy of confidential shareholder voting, with exceptions solely for independent inspectors of election to certify the results of the vote, for disclosure required by law, or when shareholders address comments to management on their proxy cards. The second proposal resolves that the shareholders recommend the

Company end its policy of offering golden parachutes (severance benefits) to executives who voluntarily quit after a change in control, unless and until such a policy is approved by shareholder vote. If these shareholder proposals or any other business should properly come before the meeting, the shares represented by the proxies and voting instructions solicited hereby may be discretionarily voted on such business in accordance with the judgment of the proxy holders to the extent allowed by the rules of the Securities and Exchange Commission.

                       ANNUAL REPORT -- FINANCIAL MATTERS

    The annual report to shareholders covering the operations of the Company for the year 1995, including financial statements is enclosed herewith.

                                          By order of the Board of Directors.

                                          C. Lamadrid
                                          SENIOR VICE PRESIDENT, SECRETARY
                                          AND CHIEF FINANCIAL OFFICER

                               POPE & TALBOT, INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


   I.     PURPOSE OF THE PLAN

          This 1996 Non-Employee Director Stock Option Plan (the "Plan") is intended to promote the interests of Pope & Talbot, Inc., a Delaware corporation (the "Corporation"), by providing the non-employee members of the Corporation's Board of Directors with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

  II.     DEFINITIONS

          For purposes of the Plan, the following definitions shall be in effect:

          BOARD:  the Corporation's Board of Directors.

          CODE:  the Internal Revenue Code of 1986, as amended.

          COMMON STOCK:  shares of the Corporation's common stock.

          CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

             (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

           (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger.

          DOMESTIC RELATIONS ORDER: any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of an Optionee.

          EFFECTIVE DATE: The date of the 1996 Annual Stockholders Meeting, provided the Plan is approved by the affirmative vote of a majority of the outstanding shares of the Corporation's common stock present or represented and entitled to vote at that Annual Meeting.

          ELIGIBLE DIRECTORS: those individuals who are serving as non-employee Board members on the Effective Date and those individuals who first become non-employee Board members after such Effective Date, whether through appointment by the Board or election by the Corporation's stockholders.

          FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

               a. If the Common Stock is at the time listed or admitted to trading on the New York Stock Exchange or on any other national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date immediately prior to the date in question on the exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               b. If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date immediately prior to the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date immediately prior to the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

          1934 ACT:  the Securities Exchange Act of 1934, as amended.

          1981 PLAN: the Corporation's 1981 Stock Option and Appreciation Plan, as amended and restated from time to time.

          OPTIONEE:  any person to whom an option is granted under the Plan.

          QUALIFIED DOMESTIC RELATIONS ORDER: a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p).

 III.     ADMINISTRATION OF THE PLAN

                                       2.

          The terms and conditions of each automatic option grant (including the timing and pricing of the option grant) shall be determined by the express terms and conditions of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

  IV.     STOCK SUBJECT TO THE PLAN

          A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock issuable under this Plan and the 1981 Plan shall not exceed 1,700,000 shares(1) in the aggregate, subject to adjustment from time to time in accordance with the provisions of this
Article IV.

          B. Should one or more outstanding options under this Plan or the 1981 Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under this Plan or the 1981 Plan. However, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under this Plan and the 1981 Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

          C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then the Board shall make appropriate adjustments to (i) the maximum number and/or class of securities issuable in the aggregate under this Plan and the 1981 Plan, (ii) the number and/or class of securities for which automatic option grants are to be subsequently made per each newly-elected or continuing non-employee Board member under the Plan, and (iii) the number and/or class of securities and price per share in effect for each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Board shall be final, binding and conclusive.

   V.     TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A. GRANT DATE. Option grants shall be made on the dates specified below:

--------------------
     (1)The total number of shares of Common Stock available for issuance in the aggregate under this Plan and the 1981 Plan after January 31, 1996 shall be limited to __________________ shares, subject to periodic adjustment under
Section IV.C.

                                       3.

               1. Each individual who is serving as an Eligible Director on the Effective Date shall automatically be granted on that date a non-statutory option to purchase 2,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any subsidiary).

               2. Each individual who first becomes an Eligible Director after the Effective Date, whether through election by the Corporation's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 2,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any subsidiary corporation).

               3. At every Annual Stockholders Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, shall automatically be granted a non-statutory option to purchase 1,000 shares of Common Stock, provided such individual has served as a director for at least six (6) months. There shall be no limit on the number of such 1,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any subsidiary) shall be eligible to receive such annual option grants.

          B. EXERCISE PRICE. The exercise price per share of Common Stock subject to each automatic option grant shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

          C.   PAYMENT.

               The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

                  (i) cash or check made payable to the Corporation's order; or

                 (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial-reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                (iii) payment through a broker-dealer sale and remittance procedure pursuant to which the non-employee Board member
     (I) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to

                                       4.

     effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (II) shall concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this Section V.C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option, payment of the option exercise price for the purchased shares must accompany the exercise notice.

          D. OPTION TERM. Each automatic grant under the Plan shall have a maximum term of ten (10) years measured from the automatic grant date.

          E. EXERCISABILITY. Each automatic grant shall be immediately exercisable for any or all of the option shares as fully vested shares.

          F. LIMITED TRANSFERABILITY OF OPTIONS. During Optionee's lifetime, the option may be exercised only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, an option may be assigned in whole or in part pursuant to the terms of a Qualified Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate.

          G.   EFFECT OF TERMINATION OF BOARD SERVICE.

               1. Should the Optionee cease for any reason to serve as a Board member while holding one or more automatic option grants under the Plan, then such individual shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares at the time subject to that option.

               2. Should the Optionee die while in Board service or within twelve (12) months after cessation of Board service, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares at the time subject to that option, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option

                                       5.

shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee's cessation of Board service.

               3. In no event shall any automatic grant remain exercisable after the expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1 through 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding with respect to all remaining option shares.

          H. STOCKHOLDER RIGHTS. The holder of an automatic option grant shall have no stockholder rights with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

          I. REMAINING TERMS. The remaining terms and conditions of each automatic option grant shall be as set forth in the form of Automatic Stock Option Agreement attached as Exhibit A.

  VI.     CORPORATE TRANSACTION

          A. Immediately following the consummation of any Corporate Transaction, each automatic option grant under the Plan shall terminate and cease to be outstanding, except to the extent such grant is assumed by the successor entity or its parent corporation.

          B. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

          C. The automatic option grants outstanding under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

 VII.     AMENDMENT OF THE PLAN AND AWARDS

          The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, (i) the Plan, together with the option grants outstanding under the Plan, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations, and (ii) no such amendment or modification shall adversely

                                       6.

affect rights and obligations with respect to options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable in the aggregate under this Plan and the 1981 Plan or the number of shares issuable per newly-elected or continuing non-employee Board member, except for permissible adjustments under Section IV.B., (ii) materially modify the eligibility requirements for plan participation or (iii) materially increase the benefits accruing to plan participants.

VIII.     EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan shall be effective on the date of the 1996 Annual Stockholders Meeting, provided the Plan is approved by the affirmative vote of a majority of the outstanding shares of the Corporation's common stock present or represented and entitled to vote at such Annual Meeting, and the initial automatic option grants under the Plan shall be made on such date. If such stockholder approval is not obtained, then the Plan shall terminate and no options shall be granted under the Plan.

          B. If the Plan is approved by the stockholders at the 1996 Annual Meeting, then the Plan shall remain in effect until the EARLIER of (i)
December 31, 2005 or (ii) the date on which all shares available for issuance under this Plan and the 1981 Plan shall have been issued pursuant to the exercise of outstanding options. If the date of plan termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those grants.

  IX.     USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes

   X.     REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and

                                       7.

all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

  XI.     NO IMPAIRMENT OF RIGHTS

          Neither the action of the Corporation in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.

 XII.     MISCELLANEOUS PROVISIONS

          A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

          B. The provisions of the Plan relating to the exercise of the outstanding options shall be governed by the laws of the State of Oregon, as such laws are applied to contracts entered into and performed in such State.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.


                                       8.

                                    EXHIBIT A

                    FORM OF AUTOMATIC STOCK OPTION AGREEMENT

                               POPE & TALBOT, INC.
                              NON-EMPLOYEE DIRECTOR
                             STOCK OPTION AGREEMENT
                             ----------------------


RECITALS

     A. The Board has adopted the Plan pursuant to which eligible non-employee members of the Board will automatically receive special option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as members of the Board.

     B. Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of an option to purchase shares of Common Stock under the Plan.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, this option may also be assigned in accordance with the terms of a Qualified Domestic Relations Order. If so assigned, the assigned option shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

          4. EXERCISABILITY. This option shall be immediately exercisable for any or all of the Option Shares as fully vested shares of Common Stock and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

          5. CESSATION OF BOARD SERVICE. Should Optionee's service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

               (a) Should Optionee cease for any reason to serve as a Board member while holding this option, then the period for exercising this option shall be reduced to a twelve (12)-month period (commencing with the date of such cessation of Board service), but in no event shall this option be exercisable at any time after the Expiration Date. Upon the EARLIER of (i) the expiration of such twelve (12)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any Option Shares for which the option has not otherwise been exercised.

               (b) Should Optionee die while this option remains outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares at that time subject to this option. Such right of exercise shall terminate, and this option shall accordingly cease to be exercisable for such Option Shares, upon the EARLIER of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's cessation of Board service or (ii) the specified Expiration Date.

          6.   CORPORATE TRANSACTION.

               (a) Immediately following the consummation of a Corporate Transaction, this option shall terminate and cease to be exercisable except to the extent assumed by the successor corporation (or parent thereof) in connection with such Corporate Transaction.

               (b) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, PROVIDED the aggregate Exercise Price shall remain the same.

               (c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business

                                       2.

structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          9.   MANNER OF EXERCISING OPTION.

               (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                      (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                     (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                         (A)  cash or check made payable to the
          Corporation,

                         (B) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                         (C)  through a special sale and remittance
          procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares and
          (b) to the Corporation to deliver the certificates

                                       3.

          for the purchased shares directly to such brokerage firm in order to complete the sale.

               Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                    (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               (b) As soon after the Exercise Date as practical, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

               (c) In no event may this option be exercised for any fractional shares.

          10.  COMPLIANCE WITH LAWS AND REGULATIONS.

               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

          11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

          12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below

                                       4.

Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          13. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.

          14. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Oregon without resort to that State's conflict-of-laws rules.

                                       5.

                                    EXHIBIT I

                               NOTICE OF EXERCISE


          I hereby notify Pope & Talbot, Inc. (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $___________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1996 Non-Employee Director Stock Option Plan on ____________________, 199___.

          Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for the Purchased Shares.


____________________, 199___
Date


                              __________________________________________________
                              Optionee

                              Address: _________________________________________

                              __________________________________________________

Print name in exact manner
it is to appear on the
stock certificate:            __________________________________________________

Address to which certificate
is to be sent, if different
from address above:           __________________________________________________

                              __________________________________________________

Social Security Number:       __________________________________________________

                                    APPENDIX


     The following definitions shall be in effect under the Agreement:

     A.   AGREEMENT shall mean this Automatic Stock Option Agreement.

     B.   BOARD shall mean the Corporation's Board of Directors.

     C.   CODE shall mean the Internal Revenue Code of 1986, as amended.

     D.   COMMON STOCK shall mean the Corporation's common stock.

     E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

       (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

      (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     F.   CORPORATION shall mean Pope & Talbot, Inc., a Delaware corporation.

     G. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of Optionee.

     H. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

     I. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

     J. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

                                       1.

     K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

       (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question on the Stock Exchange which serves as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     L. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

     M. GRANT NOTICE shall mean the Notice of Grant of Automatic Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     N.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     O. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     P.   NOTICE OF EXERCISE shall mean the notice of exercise in the form of
Exhibit I.

     Q. OPTION SHARES shall mean the number of shares of Common Stock subject to the option.

     R. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

     S. PLAN shall mean the Corporation's 1996 Non-Employee Director Stock Option Plan.

                                      A-2.

     T. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Corporation shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

     U. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

                                      A-3.

                              POPE & TALBOT, INC.
                                     PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 30, 1996

  The undersigned hereby appoints Michael Flannery, Peter T. Pope and Brooks Walker, Jr., jointly and severally, with full power of substitution, proxies of the undersigned, to vote the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Pope & Talbot, Inc., to be held on April 30, 1996, and at any adjournments thereof:

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                              FOLD AND DETACH HERE

                     Please mark your votes as indicated in this example   /x/

(THE BOARD OF DIRECTORS FAVORS A VOTE WITH AUTHORITY)

1.   Election of Directors.       FOR     WITHHOLD authority to vote for the
     WARREN E.MCCAIN                      following nominees to the Board of
     ROBERT STEVENS MILLER, JR.           Directors to serve three-year terms,
     HUGO G.L. POWELL                     as described in the accompanying
                                          Proxy Statement

                                  / /        / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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                                                       FOR    AGAINST    ABSTAIN

2.   The proposal to approve the 1996 Non-Employee     / /      / /        / /
Director Stock Option Plan to permit annual stock option grants to non-employee Board members from the existing authorized share reserve under the Company's Stock Option and Appreciation Plan (THE
BOARD OF DIRECTORS RECOMMENDS A VOTE FOR);

3.   The proposal to ratify the selection of           / /      / /        / /
Arthur Andersen LLP to continue as independent certified public accountants for the year 1996
(THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR); AND

4. In accordance with Regulation 14A under the Securities Exchange Act of 1934, in their discretion upon any such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE PROXIES ARE GRANTED THE AUTHORITY TO VOTE FOR THE ELECTION OF ALL OR ANY OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signatures(s) ___________________________________    Dated ______________, 1996

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                              FOLD AND DETACH HERE